                                                                    EXHIBIT 10.9

--------------------------------------------------------------------------------

MEMORANDUM OF AGREEMENT OF LEASE ENTERED INTO AT THE CITY AND DISTRICT OF MONTREAL IN THE PROVINCE OF QUEBEC ON THE ______ DAY OF _____________, 19 ____ (hereinafter referred to as the "Lease")

--------------------------------------------------------------------------------

BY AND BETWEEN:                         CITE DE L'ILE DEVELOPMENT INC., a body
                                        politic and corporate, duly incorporated according to law and having its head office in the City of Montreal, Province of Quebec, herein acting and represented by Douglas Pascal, its President, duly authorized (hereinafter referred to as the "Landlord")

AND: NUANCE COMMUNICATIONS LIMITED, a body politic and corporate, duly incorporated according to law and having its head office in the City of Halifax, Province of Nova Scotia, herein acting and represented by Araham Smith its Vice President and CFO duly authorised (hereinafter referred to as the "Tenant")

                                 OFFICE LEASE
                                 ------------
                                     INDEX
                                     -----

Section I.       DEFINITIONS                                             2
------- -

Section II.      LEASE                                                   7
------- --

Section III.     TERMINATION                                             7
------- ---

Section IV.      RENT                                                    7
------- --

Section V.       RENTALS                                                 7
------- -

Section VI.      REAL ESTATE TAXES, TAX ON CAPITAL AND OPERATING
------- --
                 EXPENSES                                                8

Section VII.     USE OF PREMISES                                        10
------- ---

Section VIII.    UTILITIES AND ADDITIONAL CHARGES                       10
------- ----

Section IX.      SERVICES                                               11
------- --

Section X.       THERE IS NO SECTION X IN THIS LEASE                    12
------- -

Section XI.      ASSIGNMENT AND SUBLETTING                              12
------- --

Section XII.     READINESS FOR OCCUPATION                               15
------- ---

Section XIII.    TENANT CARE                                            15
------- ----

Section XIV.     ALTERATIONS, ADDITIONS, IMPROVEMENTS AND
------- ---
                 REPAIRS                                                15

Section XV.      MAJOR REPAIRS                                          17
------- --

Section XVI.     ACCESS TO PREMISES                                     18
------- ---

Section XVII.    PROTECTION OF EQUIPMENT                                18
------- ----

Section XVIII.   COMPLIANCE WITH LAWS AND INDEMNIFICATION               18
------- -----

Section XIX.     SECURITY DEPOSIT                                       20
------- ---

Section XX.      FIRE AND DESTRUCTION OF PREMISES                       20
------- --

Section XXI.     NON-RESPONSIBILITY OF LANDLORD                         21
------- ---

Section XXII.    INSURANCE                                              21
------- ----

Section XXIII.   DEFAULT                                                23
------- -----

Section XXIV.    MODIFICATION                                           25
------- ----

Section XXV.     ADDITIONAL PROVISIONS                                  26
------- ---

Section XXVI.    RULES AND REGULATIONS                                  28
------- ----

Section XXVII.   MORTGAGES AND SUBORDINATION                            29
------- -----

Section XXVIII.  SCHEDULES                                              30
------- ------

Section XXIX.    ENGLISH LANGUAGE                                       30
------- ----

THIS AGREEMENT WITNESSETH:

SECTION I.  DEFINITIONS
------- --  -----------

1.01 As used herein, the following expressions shall have the following meanings:

      (a) BASE OPERATING EXPENSES: Operating Expenses incurred for the fiscal year ended April 30, 1999.

      (b) BASE REAL ESTATE TAXES: Real Estate Taxes levied for the calendar year 1999.

      (c) BASE TAX ON CAPITAL: Tax on Capital imposed for the fiscal year ended April 30, 1999.

      (d) BUILDING: the building(s), structure(s) and improvements constructed on the Land, including Landlord's equipment, systems and fixtures therein.

      (e) BUSINESS DAYS: Mondays to Fridays inclusive, legal and statutory holidays excepted.

      (f) BUSINESS HOURS: 8:00 A.M. to 6:00 P.M. during Business Days or such other times as may be designated by Landlord from time to time.

      (g)   COMMENCEMENT DATE: January 1, 2000.

      (h) ELECTRICAL AMOUNT: the difference, if any, between nine thousand seven hundred ninety-six dollars and fifty cents ($9,796.50) per annum increased in the same ratio as increases in Hydro Quebec rates (and applicable taxes) occur subsequent to the 1 st day of October, 1999 and nine thousand seven hundred ninety-six dollars and fifty cents ($9,796.50) per annum.

      (i)   LAND: that certain emplacement more fully described in SCHEDULE "A".

      (j) LEASE YEAR: in respect of the first Lease Year, the period of time commencing on the Commencement Date and expiring on the last day of the month of December next following; thereafter, each Lease Year shall consist of consecutive periods of twelve (12) calendar months. However, the last Lease Year shall terminate upon the expiration of the Term or earlier termination of this Lease, as the case may be. Landlord may in its discretion change the Lease Year from time to time provided that such change will not increase Tenant's liability for any amounts payable pursuant to this Lease.

      (k) NOTICES: for the purpose of all notices to the Landlord, the Landlord's address is:

                            2000 Peel Street, Suite 900,
                            Montreal, Quebec H3A 2W5
                            Attention: The President
                            ------------------------

                           With a copy to:

                           2000 Peel Street, Suite 900
                           Montreal, Quebec H3A 2W5
                           Attention: General Counsel
                           --------------------------

          for the purpose of all notices to the Tenant, the Tenant's address is at the address of the Premises.

          Notwithstanding the foregoing, either of the parties may notify the other of a change of address in which event all official notices shall thereafter be sent to the last address of which notice is given. All notices required or permitted to be given by either Landlord or Tenant to the other shall be in writing and sent by registered mail (postage prepaid and return receipt requested) or delivered by bailiff. Delays shall be computed or measured, as the case may be, from the date of actual delivery of any notice referred to herein.

     (l) OPERATING EXPENSES: all costs, charges and expenses incurred by the Landlord, without duplication, in connection with the operation, maintenance and repair of the Land and Building and by way of example only but without limiting the generality of the foregoing, shall include the following: heating, ventilating and air-conditioning costs, maintenance, repairs and replacements; management or administration fees and expenses (which fees shall be equal to five percent (5%) of the gross revenue derived by Landlord from the Land and Building); salaries, wages, medical, surgical, general welfare benefits (including group life insurance and pension payments), payroll taxes, workmen's compensation insurance contributions and unemployment insurance contributions for the employees of the Landlord (including the Building manager but excluding all executive personnel of the Landlord to the extent not specifically responsible for the administration of the Land and Building) engaged in the operation, administration, maintenance and repair of the Land and Building; security personnel and systems; electricity (except as charged separately to tenants), fuel, water (including sewer rental) and other utilities, taxes (excluding, to avoid duplication, Real Estate Taxes and Tax on Capital), licenses and fees; insurance costs, premiums and deductible payments in respect of fire, casualty, liability, property damage, boiler, loss of rental and such other form or forms of insurance relating to the Land and Building from time to time in effect; cleaning, supervision, maintenance, operation and repair costs, expenses and charges relating to the Land and Building (including, without limitation, the elevators, the garage and parking facilities, and other common areas and facilities) and the equipment, systems and fixtures therein and the making of all necessary repairs, modifications, renovations or replacements therein and thereto; building and cleaning supplies; equipment rental; depreciation of machinery, equipment, facilities and systems which by their nature require periodic replacement (to be amortised as required in the immediately following sentence of this paragraph 1.01(l)); cleaning of windows and exterior curtain walls; cleaning and maintenance of grounds (including snow removal), gardening and landscaping; garbage and waste collection and disposal; amounts payable pursuant to service contracts with independent contractors for maintenance, elevators, cleaning, refuse removal, security operations and repairs; expenditures relating to energy conservation measures or programs; legal and accounting fees and expenses incurred with respect to the operation of the Land and Building.

          Without limiting the generality of the foregoing, Operating Expenses includes all capital expenditures relating to the foregoing which in accordance with generally accepted accounting principles, shall be amortised on a straight-line basis over the useful life of the expenditure in question, it being understood that only the amortised portion plus interest on the unamortised portion of the capital expenditure, at the lending rate actually charged or chargeable to Landlord from time to time by its lenders, will be included in Operating Expenses for each year.

          Operating Expenses shall not include:

          i) costs or expenses attributable to defects in the original design or construction of the Building or of remedying construction inadequacies;

          ii) emphyteutic or other rent payable by Landlord under any emphyteutic lease or other lease of the Building and the Land;

          iii)  costs of advertising in respect of the Building;

          iv) charges for special services rendered or special materials furnished to other tenants of the Building in excess of those generally rendered or furnished to such tenants in general;

          v) costs and expenses incurred to alter the Building for the special benefit of particular tenants as opposed to the benefit of the tenants of the Building in general and costs and expenses of installing partitions or other improvements for the premises of particular tenants;

          vi) any amount paid by Landlord as a fine or penalty as a result of a breach of law by Landlord with respect to the Building or the Land (provided such breach was not caused by or contributed to by Tenant) or in satisfaction of any judgment or pursuant to any out of court settlement;

          vii) the cost of any renovations, improvements or betterments to the original structure of the Building which are optional to Landlord;

          viii) any depreciation of the Building or on any original equipment or fixtures thereof;

          ix)   costs incurred to enforce the leases of tenants including
                Tenant;

          x) costs of obtaining any particular products or services in excess of what they would have been had the supplier thereof dealt with Landlord at arm's length;

          xi) the amount of any sales tax, goods and services tax, value added tax or other similar tax paid or payable by Landlord for the purchase of goods and services included in Operating

                 Expenses which may be available to and claimed by Landlord as a credit in determining Landlord's net tax liability;

          xii) amounts payable by Landlord on account of financing or refinancing of the Building and Land, including payments of principal and interest in respect of such financing;

          xiii) any cost or expense incurred in connection with the leasing of space in the Building to any particular tenant, including brokers fees, commissions, legal fees and expenses, marketing costs, costs of remodelling space, any tenant inducements, rent-free periods and other leasing incentives, the cost of lease take-overs, the cost of market studies and any other fees and expenses of a similar nature;

          xiv)   any reserve for bad debt or other loss of rentals;

          xv) the cost of acquisition of sculptures, paintings or other works of art; and

          xvi) under reserve of Tenant's obligation to pay its contributions to Tax on Capital as defined in paragraph 1.01(t), Landlord's capital gains taxes, corporate income taxes, and profits or excess profits taxes.

     There shall be deducted from Operating Expenses the following items which would be included therein were it not for the inclusion of this sentence in this paragraph 1.01(I):

          xvii) amounts recovered from tenants of the Building for which they are responsible as a result of any act, omission, default or negligence on their part;

          xviii) amounts recovered as insurance proceeds or which would have been recovered as such by Landlord had it not failed to comply with its insurance obligations;

          xix) recoveries by Landlord under warranties or guarantees relating to the construction of the Building; and

          xx) revenues paid to Landlord in consideration of the use of the common areas and facilities contemplated in Clause 24.03, to the extent that such revenues do not exceed the aggregate of the costs, charges and expenses incurred by Landlord in connection with such common areas and facilities.

     (m) PREMISES: those certain Premises substantially as shown outlined in red on the floor plan(s) hereto attached as SCHEDULE "B" situated on the second floor of the Building and having a rentable area deemed, for all intents and purposes, to be nine thousand three hundred thirty (9,330) square feet.

     (n) PROPORTIONATE SHARE: the fraction, expressed as a percentage, whose numerator is the deemed rentable area of the Premises referred to in paragraph 1.01(m) and whose denominator is the rentable area of the Building, excluding the parking and storage areas. The parties declare that they are satisfied as to such denominator and accordingly deem the Proportionate Share to be nine and sixty-seven one hundredths percent (9.67%), for all intents and purposes.

     (o)  REAL ESTATE BROKER: David Boyd, representing Devencore Ltd.

     (p) REAL ESTATE TAXES: all taxes, surtaxes, non-residential taxes, charges, rates and assessments, general or special, or any other taxes, rates, assessments, levies and impositions which are now or which may ever be levied against the Land, Building or the revenues therefrom for municipal, urban community, school, public betterment, general, local improvement or other purposes. If the system of taxation now in effect is altered and any new tax or levy is imposed or levied upon the Land and Building and/or the owner thereof and/or the revenues therefrom in substitution for or in addition to all taxes presently levied or imposed upon immovable, the expression "Real Estate Taxes" shall include such new tax or levy. If the competent authorities shall at any time eliminate any tax, rate, assessment or imposition which compose part of the Real Estate Taxes, Landlord shall eliminate same from the definition of Real Estate Taxes. To avoid any doubt, under reserve of Tenant's obligation to pay its contributions to Tax on Capital as defined in paragraph 1.01(t), Real Estate Taxes do not include Landlord's capital gains taxes, corporate income taxes, or profits or excess profits taxes.

     (q)  RENT:

          i) from the Commencement Date until June 30, 2000, an annual rental of one hundred sixty-seven thousand nine hundred forty dollars ($167,940.00);

          ii) from July 1, 2000 until June 30, 2001 an annual rental of one hundred seventy-two thousand six hundred five dollars ($172,605.00).

     (r) SCHEDULES: the following Schedules are attached hereto: "A" -Land Description, "B" - Premises Description, "D" Rules and Regulations, "E" - Minimum Standards for Tenant Finishes, "F"- Special Conditions.

     (s) SECURITY DEPOSIT: twenty-eight thousand three hundred seventy-eight dollars and seventy-five cents ($28,378.75).

     (t) TAX ON CAPITAL: the aggregate of the portions imputed by Landlord to the Building and Land of all taxes and excises wholly or partly based upon or computed as a function of the capital employed in respect of the Building and Land levied or imposed from time to time upon whomsoever, calculated as if the party or parties employing the capital resulting in the levying or imposition thereof had no other property than the Building and Land, whether characterised as a tax on capital, a large corporations tax, an income tax or otherwise.

     (u) TERM: the period commencing on the Commencement Date and terminating on the Termination Date.

     (v)  TERMINATION DATE: June 30, 2001

SECTION II.   LEASE
------- ---   -----

2.01 Landlord does hereby lease the Premises to the Tenant for the Term.

2.02 Save only for Landlord's work, if any, referred to in Section 14.01 hereof, Tenant accepts the Premises "as is-where is" and in their present state and condition.

SECTION III.  TERMINATION
------- ---   -----------

3.01 Subject to paragraph 1 of Schedule F to this Lease, this Lease shall terminate without notice or demand therefor being necessary on the Termination Date. Should the Tenant remain in occupation of the Premises after the expiration of the Lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. In such event, the Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of the Term and the Landlord shall be entitled to all remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month subject to all the terms and conditions of this Lease save as to its duration and save that the Rent payable pursuant to Section IV hereof shall be two (2) times the Rent payable in the preceding year.

SECTION IV.   RENT
------- ---   ----

4.01 Tenant covenants and agrees to pay the Rent to the Landlord in equal, consecutive, monthly instalments, in advance on the first day of each calendar month. In the event the Term of the Lease begins on any day of the month other than the first day, any Rent or other amount payable hereunder for such month and for the last month of the Term shall be calculated on a per diem basis and paid in advance.

4.02 The Rent shall be payable in lawful money of Canada to Landlord at its offices in Montreal or at such other place or to such other person as may be specified from time to time by Landlord without any demand therefor being necessary, the whole without set-off, reduction, deduction, diminution or compensation whatsoever.

SECTION V.    RENTALS
------- --    -------

5.01 Tenant acknowledges that the Rent shall be absolutely net to the Landlord; save only as herein expressly set forth, Landlord shall not be responsible for any costs, charges, expenses or outlays of any nature or kind whatsoever arising from or relating to the Premises, the contents thereof, or the business carried on therein, and Tenant shall pay all such charges, impositions, costs and expenses of every nature and kind (including such as may be incurred by or paid for by Landlord on its behalf) to Landlord's complete and entire exoneration as well as Tenant's Proportionate Share of the amount by which Real Estate Taxes, Tax on Capital and Operating Expenses for each Lease Year exceed the Base Real Estate Taxes, Base Tax on Capital and Base Operating Expenses, as hereinafter set forth.

5.02 Tenant shall not be responsible for the payment of Landlord's income taxes (except for Tax on Capital to the extent herein mentioned) and Tenant shall not be responsible for the payment of principal or interest due under any hypothec or deed of trust affecting the Land and Building.

SECTION VI.  REAL ESTATE TAXES, TAX ON CAPITAL AND OPERATING EXPENSES
------- ---  --------------------------------------------------------

6.01 Throughout the Term, any renewal thereof and/or holding over thereunder, the Tenant shall pay as additional rent, for each Lease Year, the Tenant's Proportionate Share of the amount by which the Real Estate Taxes exceed the Base Real Estate Taxes. The amount the Tenant is required to pay pursuant to the foregoing shall be subject to per diem adjustments for any Lease Year of less than twelve (12) full calendar months.

6.02 For each Lease Year, the Landlord shall invoice the Tenant for the Tenant's Proportionate Share of the amount by which the Real Estate Taxes exceed the Base Real Estate Taxes which the Tenant shall pay within thirty
      (30) days of receipt or, should actual bills not yet have been received for such Lease Year, the Landlord shall estimate the amount of the Tenant's Proportionate Share of the amount by which Real Estate Taxes exceed the Base Real Estate Taxes (Landlord reserving the right to revise said estimate from time to time, Landlord acting reasonably) and shall invoice the Tenant therefor in equal, consecutive instalments which the Tenant shall pay to Landlord in advance on the first day of each calendar month. In any event, when actual bills for all or any portion of the Real Estate Taxes are received, the Landlord shall, within a reasonable delay thereafter, furnish the Tenant with a statement setting forth such portion thereof that is payable by the Tenant pursuant to this Section VI. If such amount is greater or less than the payments on account thereof made by the Tenant pursuant to this Section VI, appropriate adjustments shall be made forthwith.

6.03 In addition to Tenant's obligation to pay Landlord's invoice for its contributions to Real Estate Taxes when actual bills are received, Tenant shall continue to make the aforementioned monthly instalments on account of estimated future contributions to Real Estate Taxes on the same basis or on the basis of Landlord's revised reasonable estimate thereof, as the case may be, and so on from time to time.

6.04 Any reasonable expenses incurred by the Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes shall be added to and included in the computation of Real Estate Taxes. In the event that the Tenant shall have paid its Proportionate Share of the amount by which Real Estate Taxes exceed the Base Real Estate Taxes pursuant to this
      Section VI and the Landlord shall thereafter receive a refund of any portion of the amount so contributed by Tenant, the Landlord shall pay to the Tenant its Proportionate Share of such refund. However, refunds of Real Estate Taxes for vacant premises or resulting from reductions of such taxes attributable to there being or having been vacant space in the Building shall not be deducted from or otherwise reduce Real Estate Taxes and the amounts of any credits (applicable against Real Estate Taxes or other indebtedness) or reductions of such taxes for vacant premises attributable to there being or having been vacant space in the Building shall be included in Real Estate Taxes as if such credits or reductions had not been granted, it being the intention of the parties that such refunds, credits and reductions shall be for the sole benefit of the Landlord.

         Should the taxation authorities at any time attribute any part of the Real Estate Taxes to the Premises or the improvements therein, the Landlord may, on the condition that insofar as the Tenant is concerned, it treats the parts of the Real Estate Taxes so attributed to the premises of other tenants in the Building on the same basis, cause the Tenant to pay for same in addition to Tenant's Proportionate Share of the amount by which the Real Estate Taxes (to be deducted from the said Real Estate Taxes the part of the Real Estate Taxes so attributed as well as the amount, if any, directly attributed by the taxation authorities to other premises or tenant improvements in the Building) exceed the Base Real Estate Taxes, the whole in the manner and subject to the conditions hereinabove set forth. However, any attributions by the taxation authorities of proportions of any Real Estate Taxes to such premises for the purpose of determining the amounts of any refunds or credits of any such taxes for vacant premises or the amounts of any subsidies regarding any such taxes in favor of certain classes of tenants, or for other similar purposes, (including, without limitation, such attributions as are contained in the schedule contemplated in
         Section 69 of the Loi sur la fiscalite municipale (R.S.Q., Chapter F-2.1)) shall be deemed not to be attributions contemplated in the immediately preceding sentence nor shall they affect Tenant's obligations to pay Tenant's contributions to Real Estate Taxes.

6.05 Landlord shall have no obligation to contest, appeal, object to or litigate the levying or imposition of Real Estate Taxes and/or any valuation imposed with respect thereto and Landlord may settle, compromise, consent to, waive or otherwise determine in its sole discretion all matters and things relating thereto. Tenant shall not itself contest, appeal, object to or litigate the levying or imposition of Real Estate Taxes.

6.06 Throughout the Term, any renewal thereof and/or holding over thereunder, the Tenant shall pay as additional rent the Tenant's Proportionate Share of the amounts by which Operating Expenses and Tax on Capital respectively exceed the Base Operating Expenses and the Base Tax on Capital. The amount the Tenant is required to pay pursuant to the foregoing shall be subject to per diem adjustments for any Lease Year of less than twelve (12) full calendar months.

6.07 For each Lease Year, Landlord shall estimate the amounts of Operating Expenses and Tax on Capital and shall invoice Tenant for Tenant's Proportionate Share of the amounts by which such estimated amounts respectively exceed the Base Operating Expenses and the Base Tax on Capital, in equal consecutive monthly instalments which Tenant shall pay to Landlord in advance on the first day of each calendar month. At the end of each Lease Year, Landlord shall furnish Tenant with a statement certified by an independent firm of chartered accountants setting forth the actual Operating Expenses and Tax on Capital for such year. If Tenant's contributions to Operating Expenses and Tax on Capital for that Lease Year are greater or less than the payments respectively made on account thereof made by Tenant pursuant hereto, appropriate adjustments shall be made forthwith. Thereafter, Tenant shall continue to make the aforementioned monthly instalments on account of estimated contributions to Operating Expenses and Tax on Capital for the ensuing Lease Year on the same basis or on the basis of Landlord's revised reasonable estimate of same, as the case may be, and so on from time to time.

6.08 Notwithstanding anything hereinabove contained, if the Building is less than fully occupied during any Lease Year, the Landlord shall be entitled to allocate those portions of the Operating Expenses and Real Estate Taxes which vary with the extent of the use and occupancy of the Building (such as, but not limited to, heating, air-conditioning and ventilating expenses, electricity, cleaning and cleaning supplies, real estate surtaxes, management or administration fees and expenses) to the rented space in the Building only and to reduce the Base Operating Expenses and the Base Real Estate Taxes appropriately, such that the Tenant shall pay a proportion of the amounts by which Operating Expenses and Real Estate Taxes respectively exceed the reduced Base Operating Expenses and the reduced Base Real Estate Taxes, such proportion to be the ratio that the gross rentable area of the Premises bears to the gross rentable area of all rented space in the Building, excluding parking and storage areas. In no event, however, will Tenant be obliged to pay an amount in virtue of the foregoing which is greater than the amount the Tenant would have paid as its contributions to Operating Expenses and Real Estate Taxes had the Building been fully occupied.

6.09 Failure or delay on the part of the Landlord to avail itself of any of the provisions of this Section VI shall not constitute any waiver or renunciation of its rights provided herein.

6.10 Notwithstanding anything contained in this Section VI to the contrary, Landlord reserves the right to allocate all or any part of the Real Estate Taxes, Operating Expenses and Tax on Capital between Tenant and other tenants of the Building in a manner different than that herein contemplated should such allocation, in Landlord's reasonable discretion, appear more equitable in the circumstances.

SECTION VII.      USE OF PREMISES
-----------       ---------------

7.01 The Tenant shall use the Premises as general offices and for no other purpose. Nothing herein shall be so interpreted as to imply that this Lease is conditional upon the Tenant obtaining any permits or licenses for the exploitation of such business from any municipal, provincial or other authority.

SECTION VIII.     UTILITIES AND ADDITIONAL CHARGES
------- -----     --------------------------------

8.01 The Tenant shall pay as and when due all business, water and service taxes and other similar rates and taxes which may be levied or imposed upon the Premises or upon the business carried on therein by Tenant or the other occupants of the Premises, and also all other rates and taxes which are or may be payable by any of them. If the mode of collecting such taxes be so altered as to make the Landlord and/or the proprietor liable therefor instead of the Tenant, the Landlord will pay such accounts and the Tenant will repay the Landlord as additional rent on demand the amount so paid.

8.02 The Landlord (subject to its ability to obtain the same from its principal supplier) will cause the Premises to be supplied with electric current for the lighting and power required therein for the operation of the Tenant's reasonable needs (excluding power required for heating, ventilating and air-conditioning the Premises, the cost of which forms part of Operating Expenses), which current the Tenant hereby agrees to take and receive from the Landlord. For said electric current, Tenant shall pay an additional annual rental equal to the Electrical Amount. Said annual rent shall be paid in equal, consecutive, monthly instalments in advance. The obligations of the Landlord hereunder shall be subject to any rules or regulations to the contrary of the Quebec Hydro Electric Commission or any other municipal or governmental authority. In the event any special lighting (above Building standard) or equipment (including, but not limited to, special heating, ventilating, air-conditioning systems, printing presses, computers and the like) is installed in the Premises or lighting is used beyond Business Hours or in any other event where there is reason to believe that excess electricity is being consumed in the Premises, the Landlord shall have the right to survey or meter (at the Tenant's expense) the total electrical consumption and the Tenant shall pay for any excess disclosed by said survey or metering by appropriate increases in the aforementioned monthly instalments.

8.03 The Tenant shall pay as and when due all license fees, water rates, sewer rates and other like fees, charges, rates and assessments that may be levied, charged, rated or assessed against the Premises and/or the equipment and facilities thereon or therein and/or any property on the Premises owned or brought thereon by Tenant.

8.04 The Tenant shall pay for the cost of all other utilities consumed or used within the Premises by Tenant or other occupants thereof, same to include, without limitation, the cost of water, gas, steam, fuel or other energy and Tenant shall pay for the cost of all fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by any corporation or commission in connection with any such utilities.

8.05 Tenant will retain evidence of payment of any charges referred to in this Section VIII which it pays directly to any public authority for inspection by Landlord at Tenant's offices during normal business hours upon reasonable prior notice, the whole for a period of two (2) years following the due dates for payment of said charges.

SECTION IX.    SERVICES
----------     --------

9.01     Services

         (a) BUSINESS HOURS: The Landlord shall keep the Building open during Business Hours. The Landlord shall make reasonable provision to allow Tenant access to the Premises at other times.

         (b) CLEANING: The Landlord shall clean the Premises in accordance with standards for comparable buildings at such time or times outside Business Hours on Business Days as Landlord may, in its sole discretion, determine. The Tenant shall leave the Premises reasonably tidy for purposes of cleaning.

         (c) HEATING: The Landlord shall heat the Premises during Business Hours. The Landlord shall not be responsible for the failure of heating equipment to perform its functions if such failure is due to circumstances beyond the control of Landlord. The Tenant shall be responsible for the failure of heating equipment performing its function if such failure results from unapproved partitioning within the Premises, unapproved changes or alterations thereto.

         (d) AIR-CONDITIONING: The Landlord shall provide reasonable air-conditioning service during Business Hours. Any special requirements or equipment above Building standards shall be at the Tenant's sole cost and expense.

         (e) ELEVATORS: The Landlord shall keep the passenger elevator(s) in operation during Business Hours. Limited elevator access to the Premises will be made available at all other times.

         (f) LIGHTING: The Landlord shall supply Building standard lighting fixtures as well as lamps, bulbs, tubes, starters and ballasts on the Commencement Date. Lamps, bulbs, tubes, starters and ballasts shall thereafter be replaced by Landlord at Tenant's cost, Landlord reserving the right to relamp the entire Premises at Tenant's cost when Landlord, acting reasonably, considers it cost efficient or otherwise in accordance with sound property management practice to do so.

         (g) PUBLIC WASHROOMS AND FACILITIES: The Landlord shall furnish men's and women's washroom facilities in the central service core on each office floor. Said washrooms shall be supplied with soap, paper supplies and other necessary materials. A chilled water fountain will also be provided in the central service core on each office floor.

9.02 Except as provided for in this Section IX, the cost of providing all of the foregoing services shall form part of Operating Expenses save that the provision of any services other than the services contemplated in paragraphs 9.01(b), (e), (f) and (g), if provided outside Business Hours (to the extent same can be made available upon reasonable prior notice to Landlord), shall be at the Tenant's sole cost and expense. The cost of supplies to washrooms contained within the Premises other than in the central service core shall be for Tenant's account.

SECTION X.     THERE IS NO SECTION X IN THIS LEASE
------- -      -----------------------------------

SECTION XI.    ASSIGNMENT AND SUBLETTING
------- --     -------------------------

11.01 The Tenant shall not assign this Lease or sublet the Premises or any part thereof or allow the Premises or any part thereof to be used by another without the prior written consent of the Landlord, which consent shall not be withheld without a serious reason. The Landlord's refusal of consent shall be deemed to have been for a serious reason (without in any way restricting the Landlord's right to refuse its consent on other serious grounds) where the assignee or subtenant proposed by the Tenant is then a tenant of the Building and the Landlord has or will have during the next ensuing eighteen (18) months suitable space for rent in the Building, where the nature of the business to be conducted by the assignee or subtenant conflicts with exclusive rights granted other tenants or occupants of the Building, where the prospective assignee or subtenant is a consulate, embassy, trade commission or other representative of a foreign government, where the Premises are intended to be used as medical, dental, government or quasi-government offices, where the proposed assignee or sub-tenant does not intend to bona fide physically occupy and carry on business from the Premises or when the proposed assignment or sublease is made prior to the Tenant commencing to physically and bona fide occupy and carry on business from the Premises or where it is reasonably anticipated by the Landlord that the number of persons visiting the Premises will substantially increase as a result of the assignment or subletting.

         Notwithstanding any contrary provision of this Lease, Tenant shall have the right, upon prior written notice to Landlord but without the requirement of obtaining Landlord's prior written consent, to either assign this Lease or sublet the Premises or any part thereof to an affiliate of Tenant in which event the same terms, covenants and conditions as would have applied had Landlord's prior written consent been required and been granted shall apply to and in respect thereof; save and except that the Landlord's rights contained in Clause 11.02 shall not apply thereto.

11.02 As an alternative to such consent (and without being obliged or affecting its other rights), the Landlord shall have the right:

         (a) to sublease the Premises from the Tenant (or such part thereof as Tenant seeks to sublet) under the same terms and conditions set forth in the agreement with the assignee or subtenant except in respect of rent which shall be the lesser of the Rent (or a proportionate amount thereof in the event only a part of the Premises is intended to be sublet) or the rental payable pursuant to the assignment or sublease agreement, as the case may be; or

         (b) to cancel the Lease for the Premises (or, as the case may be, for that portion thereof that Tenant seeks to sublet)

         the whole as, of and from the date Tenant wishes to assign this Lease or sublet the Premises or permit their use by another. Landlord shall exercise the rights herein granted by sending notice thereof to Tenant within fifteen (15) days following receipt of the notice referred to in
         Section 11.04 hereof. It is agreed and understood that in the event Landlord elects to exercise the rights conferred to it in accordance with subparagraphs (a) or (b) above in lieu of granting or refusing its consent to the proposed assignment or sublet, Tenant acknowledges and accepts that Landlord need not justify its election upon serious or other grounds. It is expressly agreed and understood that the rights so conferred to Landlord have been freely given to Landlord by Tenant for valid commercial reasons. However, if Landlord exercises its right to cancel the Lease (as set forth in subparagraph (b) above), Tenant may withdraw its request for consent to the assignment or sublet by written notice to Landlord to be received no later than ten (10) days following receipt of Landlord's notice of cancellation, in which case the Lease will continue in full force and effect; if Tenant does not withdraw its request within such ten (10) day period, then the Lease will terminate as hereinabove provided.

11.03 Notwithstanding any assignment, transfer, subletting or permitted use by another, the Tenant shall remain solidarily responsible with the assignee, transferee, subtenant or user (and, in the circumstances contemplated in Section 11.05 hereof, with the party who acquires control), without benefit of division or discussion, for the payment of the Rent and all additional rentals and for the performance of all other obligations of the Tenant under this Lease. The Rent payable by the Tenant shall be increased by an amount equal to the profit, if any, derived by Tenant from the sublease, assignment or transfer. For all purposes hereof, "profit" shall mean the rent, additional rent and other amounts payable directly or indirectly by the subtenant, transferee, assignee or user to or for the account of the Tenant in excess of the Rent and additional rentals payable by Tenant hereunder including but not limited to all capital or other sums paid for improvements or otherwise. At Landlord's sole option and upon written notice to Tenant and to the assignee, transferee, subtenant or user, as the case may be, and without any further formality, all rentals, sub-rentals and similar amounts payable by an assignee, transferee, subtenant or user to Tenant shall be irrevocably and unconditionally assigned to Landlord such that the assignee, transferee, subtenant or user shall pay all such sums directly to Landlord and the amounts so paid will be credited against Tenant's monetary obligations under this Lease. In no event will this assignment or any dealings with the assignee, transferee, subtenant or user have the effect of releasing Tenant from any of its obligations under this Lease. Furthermore, it is understood that if Landlord does not collect any subrentals or other amounts from any assignee, transferee, subtenant or user, Tenant will have no claim or defense against Landlord in any manner whatsoever. If this Lease is repudiated, disclaimed or terminated in connection with or as a result of the bankruptcy or insolvency of the original Tenant or any assignee, transferee or subtenant, the original Tenant and any assignee, transferee or subtenant other than the bankrupt or insolvent person or entity, upon notice from the Landlord given within sixty (60) days of Landlord's knowledge of such repudiation, disclaimer, or termination, will enter into a lease with the Landlord for a term expiring on the date this Lease would have expired but for the repudiation, disclaimer or termination and upon the terms and conditions which would have applied during the remainder of the Term had this Lease not been repudiated, disclaimed or terminated.

11.04 Tenant agrees to provide Landlord with at least thirty (30) days' prior written notice of the name, address and nature of business of the proposed assignee, transferee or sublessee, such credit references and other information as Landlord may reasonably request and a copy of the draft assignment, transfer or sublease agreement, the execution of which will be conditional upon Tenant obtaining the Landlord's consent as hereinabove provided. Landlord may, at its option and as a condition of giving its consent to an assignment, transfer or subletting, require that Tenant and the proposed assignee, transferee or sublessee sign a form of assignment or sublet document (in form and content satisfactory to Landlord). Tenant agrees to provide Landlord with a copy of the assignment, transfer or sublease agreement executed by Tenant and the proposed assignee, transferee or sublessee together with the signed form of assignment or sublet document hereinafter referred to. Further, all reasonable costs, charges and expenses incurred by Landlord in respect of such assignment, transfer or sublet, including an administrative fee, shall be payable as a condition of the giving of Landlord's consent.

11.05 The Tenant will not advertise the Premises for the purpose of any sublease, transfer or assignment without obtaining the prior written approval of the Landlord to the proposed text, such approval not to be unreasonably withheld. In no event will the rental rate appear in any such advertisements. In no event will the Tenant be permitted to place any signs in or upon the Premises advertising the availability of the Premises (or any part thereof) for subleasing, assignment or transfer.

SECTION XII.      READINESS FOR OCCUPATION
------- ----      ------------------------

12.01 The Landlord shall not be liable for damages in the event Landlord's work, if any, in the Premises has not been completed by a particular date, it being understood that this Lease shall remain in full force and effect except that Rent and all other sums payable hereunder shall be calculated as and from the date that the Landlord's work has been substantially completed or would have been substantially completed had the Tenant not delayed the Landlord in the completion of Landlord's work.

SECTION XIII.     TENANT CARE
------- -----     -----------

13.01 The Tenant shall maintain and keep the Premises, including all replacements, alterations, additions and improvements thereto, in good order and condition and shall, in accordance with the procedures set forth in Section XIV hereof, perform or cause to be performed all repairs (other than structural repairs of a non-recurring nature not caused by Tenant's fault, negligence or breach of any obligation hereunder or at law) which may from time to time be required therein or thereto. Nothing contained in the immediately preceding sentence shall oblige Tenant to repair or replace items which have suffered wear and tear so long as such items continue to be in acceptable order and condition. Without limiting the generality of the foregoing and notwithstanding any legislation to the contrary, throughout the Term, the Tenant will be required, at its expense, to do all work necessary to retain the form and destination of the Premises as leased.

13.02 At the expiration or sooner termination of this Lease, Tenant shall return the Premises to Landlord in the state and condition in which they are to be maintained and repaired as herein provided.

13.03 The Tenant shall not bring into the Building any machinery, equipment, article or thing that by reason of weight or size might cause damage thereto and in no event shall Tenant overload the floors of the Building.

13.04 In the event Tenant fails to comply with the obligation to maintain, repair and replace imposed hereunder, the Landlord, after giving written notice of five (5) days to the Tenant, shall have the right to carry out such maintenance, repairs and replacements and any and all costs incurred by the Landlord in so doing, together with a fee equal to twenty percent (20%) of such costs, shall be payable by the Tenant to Landlord as additional rental on demand. Notwithstanding the foregoing, in the event any work or action is urgently required at times when authorised representatives of Tenant cannot be located, Landlord may proceed with such reasonable steps as in its discretion are deemed by it to be necessary for the protection and preservation of the Premises and Tenant shall reimburse Landlord for the amount expended as additional rental on demand.

SECTION XIV.      ALTERATIONS, ADDITIONS, IMPROVEMENTS AND REPAIRS
------- ----      ------------------------------------------------

14.01 Tenant accepts the Premises "as is-where is" in their state and condition existing on the Commencement Date; save and except that Landlord shall install, at its expense, a building-standard doorway separating the Premises from the space adjacent to them. All improvements, alterations and additions in and to and all repairs required for the Premises other than the installation mentioned in the immediately preceding sentence shall be the responsibility of Tenant and shall be performed at Tenant's sole cost and expense, the whole subject to the terms and conditions set forth in this Section XIV.

         All architectural plans and specifications setting forth Tenant's work may be prepared by a designer and/or architect of the Tenant's choice but shall be subject to Landlord's prior written approval as herein mentioned. Said plans and specifications shall include, without limitation, complete working drawings and specifications, floor plans, interior elevations, interior finishing schedules, special facilities or installations that affect the Premises and/or Tenant's perimeter walls, mechanical, plumbing, sprinklers, telephone and electrical work (including all fixtures, equipment and under floor services where applicable) and static and dynamic loading of floors. The Tenant plans and specifications shall be drawn to the same scale as the base Building working drawings. Tenant shall be responsible to ensure that the Tenant work, as designed, complies with all relevant laws, by-laws and regulations as well as with the Building module and structure and with the Building's mechanical, electrical, plumbing and other systems. Complete working drawings, plans and specifications shall be submitted to Landlord within twenty-one (21) days following execution of the Lease or within such other delay as the Landlord and Tenant have otherwise agreed. Within ten (10) days following receipt of the complete working drawings, plans and specifications, Landlord shall notify Tenant either of its approval thereof or of changes required and if Landlord notifies Tenant that changes are required, Tenant shall, within seven (7) days thereafter, submit the necessary amended drawings, plans and specifications. Failure by Tenant to submit complete working drawings, plans and specifications within the delays herein contemplated shall be deemed to be a delay in the completion of the Premises attributable to Tenant's fault.

14.02 All improvements, alterations, additions or repairs required or requested by the Tenant may, at the option of Landlord, be carried out by the Landlord or under the latter's coordination, in which event the Tenant shall pay for the costs thereof as well as an amount equal to five percent (5%) of such cost on account of Landlord's overhead and administration and an amount of five percent (5%) of the aggregate of the foregoing representing Landlord's coordination and profit. In addition, the Tenant shall pay for the cost of all architectural, engineering and/or working drawings prepared to comply with the Tenant's requirements and for the cost of inputting such working drawings in any Building computerised design records that may from time to time be maintained as well as the foregoing fees calculated on the cost thereof. Payment shall be effected by way of a cash deposit and progress draws during the course of the work, the specifics of which shall be established by the Landlord, acting reasonably, from time to time.

14.03 Should the Landlord elect not to carry out improvements, alterations, additions or repairs required or requested by the Tenant, the Tenant shall not itself make any such improvements, alterations, additions or repairs to the Premises without obtaining all necessary permits from the appropriate public authorities and without the prior written consent of the Landlord, pursuant to Section 14.01 hereof. The Tenant shall be required to submit to the Landlord plans and specifications (in accordance with the provisions of Section 14.01 hereof and within the delays therein mentioned) for all such improvements, alterations, additions or repairs and Tenant shall pay for the cost of inputting such plans and specifications in any Building computerised design records that may from time to time be maintained. All such work shall be done by contractors approved by the Landlord, which approval shall not be unreasonably withheld. All such work shall be conditional upon such contractors paying the cost of temporary services and coordination during such construction, upon such contractors timing and performing their work in accordance with such rules and regulations as the Landlord may from time to time prescribe, upon such contractors carrying property damage and liability insurance satisfactory to the Landlord for its operations in the Building and upon the employees of such contractors not causing any labour trouble by their presence in the Building. Furthermore, the Tenant shall require that prior to entering the Premises or performing any work therein, the Tenant's contractors shall deliver to the Landlord a waiver and release from all privileges or rights of privilege, all hypothecs or rights of hypothec and/or other encumbrances that may then or thereafter exist, be registered or published against any portion of the Land or Building for work done, labour performed or materials furnished under any contract and such contractors must agree to furnish to the Landlord a good and sufficient waiver of privilege, hypothecs and/or other encumbrances for every subcontractor and supplier furnishing labour and material under the contract. The Tenant shall be responsible for any costs and expenses of the Landlord occasioned directly or indirectly by such work in the Premises. The cost of such improvements, alterations, additions or repairs shall be the sole responsibility of the Tenant and if any payment in respect thereof shall be made by the Landlord, the Landlord hereby reserving the right to do so in its sole discretion, the same shall be immediately payable by the Tenant on demand as additional rent. Tenant shall furthermore pay to the Landlord as additional rent on demand an amount equal to ten percent (10%) of the total cost of all of such work representing Landlord's fee for administration and coordination of same.

14.04 All improvements, alterations, additions or repairs to the Premises (including all lighting installations such as, but not limited to, spotlights and tracks, all floor finishes of whatsoever nature placed upon the concrete floor of the Premises, all heating, air-conditioning and ventilating equipment and systems, all panelling and all window coverings, built-ins and the like) shall, upon their completion, become a part of the Premises and the property of the Landlord and shall be surrendered with the Premises upon termination of this Lease without any compensation being due therefor; provided, however, that the Landlord shall have the option, in its sole discretion, to require the Tenant to remove at the Tenant's cost and under the Landlord's coordination and direction, all or any of such improvements, alterations, additions or repairs as may have been made by Tenant or by Landlord at Tenant's request prior to or during the Term and to restore the Premises or any part thereof to the condition they were in at the Commencement Date, reasonable wear and tear only excepted. To avoid any doubt, such option shall not apply in respect of improvements, alterations, additions or repairs made to the Premises by any other tenant.

SECTION XV.    MAJOR REPAIRS
------- ---    -------------

15.01 Should the Landlord effect improvements, alterations, additions or repairs to the Premises or Building, the Tenant shall permit same to be performed without being entitled to any indemnity or reduction in rental or any damages or compensation therefor. All such work shall be completed by the Landlord with reasonable dispatch and the cost thereof shall be included in Operating Expenses unless such work is otherwise Tenant's responsibility hereunder in which event Tenant shall pay for the full cost thereof.

SECTION XVI.      ACCESS TO PREMISES
------- ---       ------------------

16.01 The Landlord, its agents and representatives may enter the Premises at all reasonable times following reasonable prior notice thereof to Tenant (and at any time and without notice being required during an emergency) to examine their condition and to view their state of repair, maintain, clean, re-lamp or otherwise and Tenant covenants to repair according to notice.

16.02 The Tenant shall allow the Premises to be exhibited during normal business hours to persons interested in acquiring the Land or Building or advancing money upon the security thereof. During the last six (6) months of the Term, Tenant shall also allow the Premises to be exhibited to persons interested in leasing same.

SECTION XVII.     PROTECTION OF EQUIPMENT
------- -----     -----------------------

17.01 The Tenant shall protect from damage and make all necessary repairs and replacements to the heating, ventilating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories thereof in and about the Premises and keep same free from all obstructions that might prevent their free working and shall give to the Landlord prompt written notice of any accident to or defects in same or any of their accessories. On the Commencement Date, Landlord shall deliver the heating, ventilating and air-conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories in or serving the Premises in a good state of repair and in proper working condition.

SECTION XVIII.    COMPLIANCE WITH LAWS AND INDEMNIFICATION
------- ------    ----------------------------------------

18.01 The Tenant will not do or permit anything to be done in, upon or about the Premises or bring or keep anything therein which will in any way conflict with the regulations of the fire, police or health departments or with the rules, regulations, by-laws, ordinances or laws of the municipality in which the Land and Building are situate, the applicable burban community (if any), or any governmental authority having jurisdiction over the Premises or the business conducted therein, all of which the Tenant undertakes to abide by and conform to.

         The Tenant covenants and agrees that it will indemnify and hold harmless the Landlord, its agents and contractors from and against any penalty imposed for or damage arising from the breach of any such rules, regulations, by-laws, ordinances or laws by the Tenant or those for whom the Tenant is responsible. The Tenant shall not do anything which would cause the Premises to be in breach of any environmental legislation including, without limitation, the Environmental Quality
                                                        ---------------------
         Act.
         ---

18.02 The Tenant shall pay to the Landlord any extra premiums of insurance that the company or companies insuring the Land and Building may exact in consequence of the business carried on by the Tenant, of anything brought into or stored in the Premises by the Tenant, or of the Tenant's operations. The Tenant shall furthermore protect the Landlord from claims made by other tenants in the Building in consequence of their insurance rates being increased as a result of such causes.

         The Tenant shall in no event bring into or store in the Premises anything which may make any insurance carried by the Landlord subject to cancellation.

18.03 The Tenant shall comply with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Land and Building. In no event shall any inflammable materials or explosives (except to the extent required by Tenant to carry on its business and then only as permitted by Landlord's and Tenant's insurers) be taken into or maintained within the Premises.

18.04 The Tenant shall indemnify and hold harmless the Landlord from and against all claims, liabilities or payments relating to the use and occupancy of the Premises by Tenant or the other occupants thereof and, without limiting the generality of the foregoing, Tenant does hereby agree to indemnify and hold harmless the Landlord from and against all claims, liabilities, damages, costs, suits or actions arising from:

         (a) any accident, injury (including death) or damage whatsoever or howsoever caused to any person or persons (including the Tenant, its employees, agents and invitees, any subtenant or licensee of the Tenant and all other persons claiming through or under any of them) or to the property of any such person or persons occurring during the Term, caused by want of repair to, or by the use or occupation of the Premises;

         (b) any breach, violation or non-performance of any covenant, condition or agreement set forth in the present Lease on the part of Tenant to be fulfilled, kept, observed or performed;

         (c) the conduct or management of or from any work or thing whatsoever done, or not done, in or about the Premises by the Tenant, its agents, employees or contractors, or arising from any act of negligence by the Tenant or any of its agents, employees or contractors; and

         (d) the failure of the Tenant to fully, faithfully and punctually comply with all of the legitimate requirements of any public or quasi-public authority having jurisdiction over the Premises;

         provided that Tenant shall not be obliged to indemnify and hold harmless the Landlord for or against any claims, liabilities or payments contemplated by this Clause 18.04 to the extent they arise from Landlord's intentional or gross fault.

18.05 Notwithstanding any express or implicit obligation on the part of Landlord to insure and further notwithstanding any obligation on the part of Tenant to contribute to the payment of Landlord's premiums, Tenant acknowledges that Tenant shall remain responsible for its negligence and those of all persons for whom it is in law responsible, that no insurable interest is conferred upon the Tenant under any of Landlord's insurance policies and that Tenant shall have no right to recover any proceeds thereunder or claim any right or title to such proceeds.

SECTION  XIX.  SECURITY DEPOSIT
-------  ----  ----------------

19.01 Forthwith upon execution of this Lease, the Tenant shall furnish the Landlord with the Security Deposit, to be applied on account of the instalments of Rent and Tenant's estimated contributions to Operating Expenses, Real Estate Taxes and Tax on Capital attributable to the month of January 2000 and on account of the instalments of Rent and Tenant's estimated contributions to Operating Expenses, Real Estate Taxes and Tax on Capital for the month of July, 2000.

SECTION  XX. FIRE AND DESTRUCTION OF PREMISES
-------  ------------------------------------

20.01 In the event the Building is destroyed or damaged by fire or other cause and as a result thereof, the Premises will not be able to be used for the purpose for which they have been leased by Tenant for at least thirty
       (30) days following the date of the damage or destruction, Tenant shall have the option to cancel this Lease by giving Landlord written notice to such effect within such thirty (30) day delay. In the event that Tenant exercises this right of cancellation, the Lease shall expire forthwith and Tenant shall immediately surrender the Premises and all interest therein to Landlord and shall pay rent only to the date of the damage or destruction. If Tenant's right to cancel this Lease does not apply in respect of the damage or destruction or if Tenant has failed to exercise such right, Landlord shall, within ninety (90) days of the damage or destruction, give notice to Tenant in writing whether or not Landlord intends to restore or rebuild substantially the same nature and quality structure (and this, whether or not the Premises are affected). If Landlord's notice advises that Landlord has decided not to so restore or rebuild, this Lease shall expire forthwith and Tenant shall immediately surrender the Premises and all interest therein to Landlord. In all events contemplated in this Clause 20.01, rent shall be diminished in proportion to the extent to and the time during which the Premises cannot be used for the purpose for which they have been leased by Tenant. In no event shall Landlord be liable to Tenant for any loss or damage occasioned by such damage or destruction or by any delays in substantial completion of any repair or replacement contemplated by this Clause 20.01.

20.02 In the event Landlord elects to restore or rebuild as aforesaid, it is expressly understood and agreed that the extent of Landlord's obligation will be to rebuild or restore to substantially the condition in which the Building and Premises were initially delivered to Tenant as modified to be consistent with the plans, specifications and design criteria selected by Landlord at the time of reconstruction. Nothing herein contained shall be construed to oblige the Landlord to repair or reconstruct any alterations, improvements or property of the Tenant. On the contrary, all other improvements in and to the Premises shall be the responsibility of Tenant who shall be obliged to repair and re-fixture to a standard at least equivalent to that which existed prior to the date of damage and destruction, the proceeds of insurance being carried by Tenant in respect to its property and improvements to be held in trust jointly by Landlord and Tenant for the purpose of said repair and replacement.

SECTION XXI. NON-RESPONSIBILITY OF LANDLORD
------- -----------------------------------

21.01 To the extent permitted by law, the Landlord shall not be liable for any damage, loss, injury or destruction arising in or upon the Land, Building or Premises to any property or person nor for any personal injuries sustained by the Tenant, its officers, servants, employees, agents, invitees or licensees which may result at any time from any reason or cause whatsoever, the Tenant hereby covenanting to indemnify the Landlord of and from all loss, costs, claims or demands in respect of such damage, loss, injury or destruction. Without limiting the generality of the foregoing, the Landlord shall not under any circumstances be liable for any damage resulting from water, steam, rain or snow which may leak into, issue or flow from the pipes or plumbing or sprinklers or from any other part of the Building or from any other place or quarter. No event or occurrence herein contemplated shall be deemed an eviction or disturbance of the Tenant's enjoyment of the Premises nor render the Landlord liable in damages to the Tenant nor entitle the Tenant to claim any diminution in Rent or in any other amount payable hereunder.

21.02 The Landlord shall not be liable for failure to perform any of its obligations hereunder nor be responsible for any damage resulting from delays in the construction and/or finishing of the Premises and/or the interruption or modification of any service or facility provided in the Building caused or required by strikes, riots, labour controversies, accidents, fault or delays caused by Tenant or third parties, fuel shortages, Acts of God or of the Queen's enemies, fire or other casualty, force majeure, cas fortuit, superior force or any other cause beyond the
       --------------------------
       Landlord's reasonable control, other than Landlord's financial condition, and Landlord shall not be responsible for any acts or omissions of any other tenants or occupants of the Building or other third parties. No such occurrence or event shall be deemed an eviction or disturbance of the Tenant's enjoyment of the Premises nor render the Landlord liable in damages to the Tenant nor entitle the Tenant to claim any diminution in Rent or other amounts payable hereunder, but in any such event the Landlord shall without delay take all reasonable steps to remove the cause of such interruption.

21.03 Without limiting the generality of the foregoing, the Landlord shall not be liable for any damage of any kind or nature to the Premises or to any goods, merchandise, stock-in-trade, assets, fixtures, furniture, accessories or equipment belonging to the Tenant or to the Tenant's officers, servants, employees, agents, invitees or licensees resulting from robbery, burglary, theft or acts of violence of any kind, and the Tenant will hold the Landlord free, clear and harmless from any liability or loss resulting therefrom.

SECTION XXII. INSURANCE
------- ---------------

22.01 Throughout the Term and any renewal thereof, Tenant shall take out and keep in force:

       (a) comprehensive general liability insurance (including blanket contractual liability coverage) with respect to the business carried on in or from the Premises and the use and occupancy thereof for bodily injury and death and damage to property of others in an amount of at least five million dollars ($5,000,000.00) (indexed annually based upon percentage increases in the Cost of Living Index - All Items - Canada as determined by Statistics Canada or its successors) for each occurrence or such greater amount as Landlord may from time to time reasonably require;

       (b) all-risks insurance including the perils of fire, extended coverage, leakage from sprinkler and other fire protective devices, earthquake, collapse and flood in respect to furniture, equipment, inventory and stock-in-trade, fixtures, (plate glass if appropriate) and leasehold improvements located within the Premises and such other property located in or forming part of the Premises, including all mechanical or electrical systems (or portions thereof) installed by Tenant in the Premises, the whole for the full replacement cost (without depreciation) in each such instance;

       (c)   business interruption insurance in an amount equal to at least one
             (1) years' Rent, Tenant's Proportionate Share of Real Estate Taxes, Operating Expenses and Tax on Capital, and the Electrical Amount or such greater amount as Landlord may from time to time reasonably require;

       (d) tenants' legal liability insurance in an amount equal to the replacement cost of the Premises or such greater amount as Landlord may from time to time reasonably require; and

       (e) such additional insurance as Landlord, acting reasonably, may from time to time require.

22.02  All policies of insurance shall (i) be in form satisfactory to Landlord,
       (ii) be placed with insurers acceptable to Landlord, (iii) provide that they will not be cancelled or permitted to lapse unless the insurer notifies Landlord in writing at least thirty (30) days prior to the date of cancellation or lapse, and (iv) be primary and not excess or contributing with any other insurance available to the Landlord or others insured thereunder. Each such policy shall name Landlord and any other party required by Landlord, including but not limited to its property manager and hypothecary creditors, as an additional insured(s) as its (or their) interest(s) may appear. Each liability policy will contain a provision of cross-liability and severability of interests as between Landlord and Tenant. All other policies referred to above shall contain a waiver of subrogation rights which Tenant's insurers may have against Landlord, Landlord's insurers and persons under Landlord's care and control. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby releases and waives any and all claims against Landlord and those for whom Landlord is in law responsible with respect to occurrences which are or which are required to be insured against by Tenant hereunder. Tenant shall from time to time furnish Landlord with certified copies of all such insurance policies and the renewals thereof.

22.03 Should Tenant fail to take out or keep in force such insurance, Landlord will have the right to do so and to pay the premiums therefor and in such event Tenant shall repay to Landlord the amount paid as premiums as additional rental on demand.

22.04 Landlord's property insurance policies shall contain a waiver of subrogation rights which the insurers under such policies may have against Tenant, Tenant's insurers and persons under Tenant's care and control.

SECTION XXIII. DEFAULT
------- ------ -------

23.01 In any of the events following, namely:

       (a) if the Tenant shall fail to pay the Landlord any instalment of Rent or any additional rent after it shall have become due and payable as herein provided and such instalment has not been paid in full within five (5) days following Landlord's written notice to Tenant of such failure to pay; provided, however, that Tenant shall no longer be entitled to the benefit of any such notice of non-payment in the event that it has failed on at least two (2) occasions in any period of 365 consecutive days to pay any such instalment after it shall have become due and payable as herein provided;

       (b) if the Tenant shall be declared dissolved, bankrupt or wound-up or shall make any general assignment for the benefit of its creditors or take or attempt to take the benefit of any insolvency, winding-up or bankruptcy legislation or if a petition in bankruptcy or in winding-up or for reorganisation shall be filed by or granted against the Tenant or if a receiver or trustee be appointed for or enter into physical possession of the property of the Tenant, or any part thereof;

       (c) if the Tenant shall assign, sublet or permit the use of the Premises by others except in a manner herein permitted;

       (d) if any seizure is practised against the property of the Tenant in the Premises;

       (e) if the Tenant shall fail to take possession of the Premises or if the Tenant should vacate or abandon the Premises;

       (f) if any insurance carried by the Landlord be cancelled in consequence of the business carried on by the Tenant or in consequence of anything brought into or stored in the Premises by the Tenant;

       (g) if the Tenant shall default in the performance of any of its other obligations under this Lease including, without limitation, the obligation to pay business and water taxes in a timely manner, or fail to effect any payment that may result in a charge, lien, encumbrance or other right on the Land, Building or Premises or the property located therein or shall violate any of the rules and regulations hereinafter set forth or hereafter to be established by the Landlord and such default continues for five (5) days following receipt of written notice thereof;

       this Lease may be resiliated ipso facto at the option of the Landlord upon written notice to the Tenant to such effect, and this notwithstanding any legislation to the contrary including without limitation Article 1863 of the Civil Code of Quebec. It is expressly agreed that such right of termination shall be in addition and without prejudice to all other rights and recourses as provided by law or herein, the Landlord may re-enter and re-let the Premises to whomsoever it may choose without further notice or demand being necessary and may recover from the Tenant all amounts due hereunder at the date of such termination, expenses of such re-letting (including any inducements, allowances, commissions, repairs, decorating, alterations or improvements necessitated thereby) and rental for the six (6) months next succeeding the date of such termination or such longer period as may be allowed by law, all of which shall immediately become due and payable, the whole without diminishing or extinguishing the liability of any guarantor or indemnifier of the obligations of Tenant under this Lease. As used herein, the expression "rental" shall mean the Rent, Tenant's Proportionate Share of Real Estate Taxes, Operating Expenses and Tax on Capital, the Electrical Amount and all other additional rents payable hereunder, without prejudice to such claims as Landlord may have from time to time for loss of rental attributable to any subsequent period or to any other claims, rights and recourses that Landlord may have in the circumstances arising from time to time. Any sums received by the Landlord from or for the account of the Tenant when the Tenant is in default hereunder may be applied, at the Landlord's option, to the satisfaction in whole or in part of any obligation of the Tenant then due hereunder in such manner as the Landlord sees fit and regardless of any imputation by law or any designation or instruction of the Tenant to the contrary.

23.02 In the event of the bankruptcy, insolvency or winding-up of the Tenant, there shall immediately become due and exigible in favour of the Landlord, on account of the damages, costs and losses (including, without limitation, loss of rentals and additional rentals) which may be suffered by the Landlord as a consequence of the bankruptcy, insolvency or winding-up of the Tenant, an amount equal to the amount of the Security Deposit or the amount of the letter of credit, as the case may be. The entitlement of the Landlord to the foregoing amount shall not be affected or impaired by the bankruptcy, repudiation or disclaimer of this lease or any other decision taken by any trustee, liquidator, receiver, referee or any other person appointed under or pursuant to any agreement or by any court or other body of competent jurisdiction under any bankruptcy, insolvency, winding-up or other legislation in force from time to time. The rights of the Landlord under this Section 23.02 are in addition to and not in substitution for the rights of the Landlord under Section
       23.01. In addition to the foregoing and without prejudice to the Landlord's other rights and recourses hereunder, in the event of the bankruptcy of the Tenant, there shall immediately become due and exigible in favour of the Landlord, on account of accelerated rent, an amount equal to rental and additional rental for a period of three (3) months next following the bankruptcy or for such longer period of time as may be allowed by any applicable bankruptcy or insolvency legislation in force from time to time. Furthermore, in the event of Tenant's continued occupancy of the Premises after the filing of a proposal or a notice of intention to file a proposal pursuant to the provisions of the Bankruptcy and Insolvency Act, S.C. 1992 C-27 and any amendments thereto or replacements therefor and said continued occupancy commences on a day which is not the first day of any calendar month, any Rent or other amounts payable on a monthly basis hereunder for such month and for any other partial month of the Term shall be calculated on a per diem basis
                                                                --  ----
       and be paid in advance.

23.03 In the event of any default by Tenant under this Lease or in the circumstances of Section 23.02 hereof applying, Landlord shall have the right to immediately draw in full upon any letter of credit held as security for the fulfilment of Tenant's obligations hereunder or for the payment of any amounts that may be owing to the Landlord hereunder, and to retain the amount so drawn as its absolute property or to apply the same as a cash security deposit pursuant to the provisions of Section
       19.01 hereof.

23.04 If Landlord retains the services of a lawyer to enforce the execution of any of Tenant's obligations under the Lease or to retake possession of the Premises and Landlord is successful in obtaining enforcement of such execution or in such retaking of possession, Tenant shall pay to Landlord on demand, in addition to judicial costs otherwise payable by Tenant, all extra-judicial or solicitor and client disbursements and legal fees (which may be calculated on an hourly basis) incurred by Landlord for the foregoing purpose. If Tenant retains the services of a lawyer to enforce the execution of any of Landlord's obligations under the Lease and Tenant is successful in obtaining enforcement of such execution, Landlord shall pay to Tenant on demand, in addition to judicial costs otherwise payable by Landlord, all extra-judicial or solicitor and client disbursements and legal fees (which may be calculated on an hourly basis) incurred by Tenant for the foregoing purpose.

SECTION XXIV. MODIFICATION
------- ----- ------------

24.01 Notwithstanding any provision of this Lease or any Schedule appended hereto to the contrary, the Landlord reserves the right at any time and from time to time to change, alter, modify or expand the Building as the Landlord in its sole and entire discretion deems expedient, same to include, without limitation, the right of the Landlord to add additional floors to the Building, to expand the length or width of the Building, and/or to change, alter and amend the location, dimensions or specifications of the pipes, wires, ducts, conduits, utilities, mechanical systems, common areas and other Building services (including such as may be contained in the Premises) and the right to block light or views. The Tenant waives and renounces to any and all claims as a consequence of the foregoing providing the physical dimensions of the Premises remain substantially as contemplated herein. No action on the part of Landlord hereunder shall constitute an eviction hereunder or a change in the form or destination of the Premises or any diminution of the peaceable enjoyment by the Tenant. In the event any such change results in additional land being utilised to service the Building, such additional land shall be deemed included in the definition of "Land" for all purposes. In the event any change contemplated herein results in a change in the rentable area of the Building, the Tenant's Proportionate Share shall be modified accordingly.

24.02 The Landlord reserves the right to construct other buildings, structures or improvements on the Land and to make such alterations and/or improvements to the Building and create such servitudes and other rights as may be necessary or desirable in order to permit any new structure or structures to be connected to the Building.

24.03 If Landlord has already established or elects or is obliged to establish common areas or facilities, including without limitation, a conference centre or a day care center, in the Building for the benefit and use of the tenants and their employees, Tenant acknowledges that the rentable area of the Premises shall at such time or times be deemed to include or to be increased to include, as the case may be, Tenant's Proportionate Share of the areas of such common areas or facilities for purposes of calculating Rent, Tenant's contribution to Real Estate Taxes, Operating Expenses and Tax on Capital, the Electrical Amount and other additional rentals owing hereunder.

       Tenant shall have the right of use of such common areas and facilities in common with other tenants of the Building, such use to be governed by such rules and regulations as may from time to time be established by Landlord. Landlord reserves the right at any time to discontinue the existence of any such common areas or facilities in which event the rentable area of the Premises shall be deemed to be decreased to exclude therefrom Tenant's Proportionate Share of the area thereof for purposes of calculating Rent,

       Tenant's contributions to Real Estate Taxes, Operating Expenses and Tax on Capital, the Electrical Amount and other additional rentals owing hereunder.

SECTION XXV. ADDITIONAL PROVISIONS
------- ---- ---------------------

25.01  Additional Provisions

       (a)   LANDLORD: In the event of any sale or lease of the Building, the
             --------
             Landlord shall be and hereby is entirely released and relieved from all covenants and obligations of the Landlord hereunder, provided such purchaser or lessee agrees to assume and carry out any and all such covenants and obligations.

       (b)   AMENDMENT OF LEASE: No assent or consent to changes in or waiver of
             ------------------
             any part of this Lease shall be deemed or taken as made unless the same be done in writing and attached to or endorsed hereon by Landlord and Tenant. No covenant or term of the present lease stipulated in favour of the Landlord or Tenant shall be waived, except by express written consent of the other, whose forbearance or indulgence in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed; and until complete performance of the said covenant, term or condition, the creditor thereof shall be entitled to invoke any remedies available under this Lease or by law despite such forbearance or indulgence.

       (c)   LATE PAYMENTS: The acceptance by the Landlord of any post-dated
             -------------
             cheque or money owing for Rent or additional rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from, any of Landlord's rights, recourses and actions in virtue of this Lease which demands punctual payment of all obligations.

             All sums owing by Tenant under this Lease not paid when due shall thereafter bear interest at a rate equivalent to five percent (5%) per annum above the prime lending rate of The Toronto-Dominion Bank from time to time in effect. Notwithstanding the foregoing, Real Estate Taxes, Electrical Amount and any other utility charges or taxes not paid when due pursuant to the Lease shall bear interest at a rate equivalent to the greater of five percent (5%) per annum above the prime lending rate of The Toronto-Dominion Bank from time to time in effect and the interest on arrears charged by the relevant public or taxing authorities.

       (d)   TENANT: All the covenants herein contained shall be deemed to have
             ------
             been made by and with the heirs, executors, administrators and permitted assigns or successors of each of the parties hereto, and if more than one Tenant, the covenants herein contained on the part of the Tenant shall be construed as being several as well as joint and where necessary reference to the Tenant as being of the masculine gender or in the singular number shall be construed as being in the feminine or neuter gender or in the plural number.

       (e)   BROKERAGE COMMISSION: As part of the consideration for the granting
             --------------------
             of this Lease, the Tenant represents and warrants that no broker, agent or other intermediary introduced the parties or negotiated or was instrumental in negotiating or consummating this Lease other than the

             Real Estate Broker named in Section 1.01 hereof, whose commission shall be paid by the Tenant.

       (f)   NOTICES AND DEMANDS: Subsequent to the Commencement Date, any
             -------------------
             notice or demand given by the Landlord to the Tenant shall be deemed to be duly given when served upon or mailed to the Tenant at the address of the Premises. The Tenant elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents in any suit at law, action or proceeding which the Landlord may take under or in connection with this Lease.

       (g)   PUBLICATION OF LEASE: The Tenant will not publish this Lease or any
             --------------------
             extract or summary thereof. Upon the Tenant's request, the Landlord will execute with the Tenant for registration purposes only a short form of this Lease in form and substance acceptable to Landlord but which in any event shall not contain any of the financial information (including, without limitation, the Rent) set out in this Lease. Nothing in the short form of lease shall be construed or interpreted so as to amend in any manner the provisions of this Lease, the intention of the Landlord and the Tenant being that this Lease shall govern for all purposes and that the short form of lease is only to be filed for purposes of conservation and consultation pursuant to Article 2985 of the Civil Code of Quebec. The Tenant will radiate and discharge such publication at the expiry or other termination of this Lease and in the event that it fails to do so, Landlord may do so at Tenant's expense, and the Tenant hereby appoints Landlord and any officer or employee of Landlord (or, as the case may be, Landlord's managing agent for the Building and any officer or employee of such agent) as its attorney with the right and power to execute in the name of the Tenant any such documents as will be required in order to effect such radiation and discharge.

       (h)   ADDITIONAL RENT: In addition to Rent, all monies payable pursuant
             ---------------
             to this Lease, as well as all sales, business transfer, goods and services and value added taxes, rates and duties or similar taxes, rates and duties which may at any time hereafter be imposed upon or by reference to the Rent and other sums owing by Tenant hereunder, shall be payable by Tenant to Landlord immediately when due without reduction, deduction or compensation whatsoever and shall be additional rent and collectible as such.

       (i)   PRIOR AGREEMENTS: The present Lease cancels and supersedes all
             ----------------
             prior leases and agreements, written or otherwise, entered into by the Landlord and the Tenant regarding the Premises leased hereunder. This Lease and such rules and regulations as may be adopted and promulgated by the Landlord from time to time constitute the entire agreement between the parties.

       (j)   RIGHTS CUMULATIVE: No right or remedy herein conferred upon or
             -----------------
             reserved to the Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but such rights shall be cumulative and in addition to every other right or remedy herein or by law provided.

       (k)   PERFORMANCE BY THE LANDLORD: If the Tenant fails to pay any sum to
             ---------------------------
             any third party or perform any other obligation under this Lease, the Landlord may, without notice or mise en demeure to any person, pay the said sum or perform the said obligation in the place and stead of the Tenant who shall be thereupon obliged to repay the said sum and/or reimburse any costs incurred by the Landlord in performing such obligation, together with a fee equal to twenty percent (20%) of the amount paid or the costs incurred, as the case may be, the whole without prejudice to any other rights or recourses of the Landlord which may accrue in the circumstances.

       (l)   RENUNCIATION: Tenant hereby renounces to any rights which it may
             ------------
             have or acquire under the Constitut or Tenure System Act, 1977
                                       ------------------------------
             S.R.Q. Chapter C-64.

       (m)   SEVERABILITY: If any clause or provision (or any part of any clause
             ------------
             or provision) herein contained shall be adjudged invalid, the same shall not affect the validity of any other clause or provision of this Lease (or as the case may be, the remainder of any clause or provision in which it is found), or constitute any other cause of action in favour of either party against the other.

       (n)   GOVERNING LAW: This agreement shall be construed and interpreted in
             -------------
             accordance with the laws of the Province of Quebec.

       (o)   CAPTIONS: This captions appearing in this Lease have been inserted
             --------
             as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision thereof.

       (p)   TIME OF THE ESSENCE: Landlord and Tenant hereby acknowledge that
             -------------------
             time is of the essence with respect to all delays and dates mentioned in the Lease.

       (q)   FREELY NEGOTIATED: The Tenant acknowledges that it has had the
             -----------------
             opportunity to consult with legal counsel in connection with the negotiation and execution of this Lease and Tenant further acknowledges that all provisions of this Lease have been freely and fully discussed and negotiated and that this Lease does not constitute a contract of adhesion.

SECTION XXVI. RULES AND REGULATIONS
------- ----- ---------------------

26.01 The rules and regulations respecting the Land and Building which are more fully set forth in Schedule "D" hereto shall, during the Term, be observed and performed by the Tenant, its officers, servants, employees, agents, invitees and licensees, and the Landlord shall have the right to make reasonable alterations and additions to such rules and regulations and to make such other and further reasonable rules and regulations as in its judgment may from time to time be required for the safety, care and cleanliness of the Land and Building including the Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Tenant, its officers, servants, employees, agents, invitees and licensees. The Landlord may waive any one or more of these rules and regulations for the benefit of any particular tenant or tenants, but no such waiver by the Landlord shall be construed as a waiver of the rules and regulations in favour of any other tenant or tenants nor prevent the Landlord from thereafter enforcing any rules and regulations against all or any of the tenants in the Building. Furthermore, the Landlord, acting reasonably, may apply the rules and regulations in a different manner having regard to the different nature of businesses carried on by the tenants, within the Building. The Landlord agrees to notify the Tenant in writing of any changes in the rules and regulations.

SECTION XXVII. MORTGAGES AND SUBORDINATION
------- ------ ---------------------------

27.01 This Lease and all rights of Tenant hereunder shall be subject and subordinate at all times to any and all underlying leases, mortgages, hypothecs, deeds of trust or other security interests affecting the Building and/or the Land which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor. Tenant agrees to execute any instrument or instruments which Landlord may deem necessary or desirable to evidence the subordination of this Lease or to cede priority of its registration to any or all such underlying leases, mortgages, hypothecs, deeds of trust or other security interests.

27.02 Tenant covenants and agrees that if by reason of default by Landlord as lessee under any underlying lease in the performance of any of the terms or provisions of such underlying lease or by reason of a default under any mortgage, hypothec, deed of trust or other security interest to which this Lease is subject or subordinate and Landlord's title is terminated, it will attorn to the lessor under such underlying lease or the acquirer of the Building pursuant to any action taken under any such mortgage, hypothec, deed of trust or other security interest and Tenant will recognise such lessor or such acquirer as Tenant's lessor under this Lease.

27.03 Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give the Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any such proceeding to terminate the underlying lease is brought by the lessor under any such underlying lease or any such action is taken under any such mortgage, hypothec, deed of trust or other security interest and agrees that this Lease shall not be affected in any way whatsoever by any such proceedings.

27.04 Tenant agrees to execute and deliver, at any time and from time to time upon the request of Landlord or of the lessor under any such underlying lease, or of the holder of any such mortgage, hypothec, deed of trust or other security interest, any instrument which may be necessary or appropriate to evidence such attornment. Tenant shall execute and deliver such instrument (or instruments) within ten (10) Business Days after being requested to do so and failing which Landlord may do so on Tenant's behalf.

27.05 Tenant will upon request of Landlord furnish to the lessor under any underlying lease and/or to each creditor under a mortgage, hypothec, deed of trust or other security interest and/or to an actual or prospective purchaser, or emphyteutic lessee of Landlord's rights in and to the Land and/or Building and/or underlying lease a written statement that this Lease is in full force and effect and that the Landlord has complied with all its obligations under this Lease (or state those with which it has not complied) and any other reasonable written statement, document or estoppel certificate requested by any such lessor, creditor, purchaser or lessee.

SECTION XXVIII. SCHEDULES
------- ------- ---------

28.01 The Schedules are included in and form an integral part of this Lease.

SECTION XXIX. ENGLISH LANGUAGE
------- ----- ----------------

The parties have requested that this agreement of lease be prepared in the English language. Les parties ont demande que la presente convention de bail soit redigee en anglais.

IN WITNESS WHEREOF, the parties have signed these presents at the place first hereinabove mentioned.

                                            CITE DE L'ILE DEVELOPMENTS INC.
                                            (Landlord)

___________________________________         Per:
Witness

___________________________________
Witness

                                            NUANCE COMMUNICATIONS LIMITED
                                            (Tenant)


/s/ Signature Illegible                     Per: /s/ Signature Illegible
-----------------------------------              -----------------------------
Witness REBECCA DURDAN                           OKAHAM SMITH

/s/ Signature Illegible
-----------------------------------
Witness Toula Vertin

___________________________________         Per: _____________________________
Witness

___________________________________
Witness

                                 SCHEDULE "A"

The original lot number five thousand eight hundred and ninety one (5,891) on the official cadastre of the Montreal paroisse, registration division of Montreal; having an area of six thousand one hundred and ninety nine point 6 square meters (6,199.6m 2). With the building and or improvements erected thereon. (lot 5891 herein described is defined for these purposes to be "Phase I").

                                 Schedule "B"

                                [CHART OMITTED]

                                 Schedule "D"

                             RULES AND REGULATIONS

1. The Tenant shall follow such instructions, if any, as Tenant may from time to time receive from Landlord relating to the maintenance and care of the heating, ventilating and air-conditioning equipment contained within the Premises.

2. The Tenant shall not permit the introduction of any machine or electrical or mechanical device of a nature to occasion objectionable noise or vibration or be injurious to the Premises or Building or to any of the occupants thereof.

3. The Tenant shall not without the written consent of the Landlord use any electric current except that supplied from the general system installed in the Building, and the Landlord shall not be responsible in damages by reason of any failure of such current. If the Landlord grants the Tenant permission to introduce any special electric power, telegraphic or telephone connection, the Landlord reserves the right to direct where and how wires are to be introduced, and without such direction no boring or cutting shall be permitted. No radio or television serials shall be installed by Tenant within the Building or Premises.

4. The Tenant shall keep the Premises in a good state of preservation and shall not suffer any accumulation of useless property or rubbish therein. No animals shall be kept in or about the Premises.

5. Any breakage of glass in the Premises shall be charged to the Tenant unless caused by the Landlords or those for whom the landlord is representing

6. The Tenant, its employees, clerks or servants, shall not use the Premises for the purpose of lodging rooms, or for any immoral or unlawful purpose, and shall not make or permit any improper noises in the Building or obstruct or interfere in any way with other tenants or those having business with them, and shall not throw anything out of the windows or doors or down through the passages or skylights of the Building.

7. The workmen of the Landlord must be employed by the Tenant at the Tenant's expense for painting, lettering, interior moving and other similar work that may be done in the Premises.

8. The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or any other appurtenance to the Premises.

9. The skylights and/or windows that reflect or admit light into any place in the Building shall not be covered or obstructed by the Tenant.

10. The sidewalks, entries, passages, halls, elevators and stairways shall be under the exclusive control of the Landlord and shall not be obstructed by the Tenant, or used by it for any other purpose than the ingress and egress to and from its respective offices or places of business.

11. Furniture, accessories and equipment, as well as bulky articles and construction materials which the Tenant may require from time to time, shall be carried to the Premises at such hour and in such manner as the Landlord may designate, the whole subject to arrangements for adequate security and supervision, at the cost of Tenant, having been previously made. The Tenant agrees to pay the Landlord for the use of elevators and other Building services used in respect to the foregoing in accordance with the Landlord's prevailing rates from time to time in effect. Any damages which may be caused to the Building in the carrying of furniture, bulky articles or construction materials to or from the Premises shall be the sole responsibility of the Tenant.

12. The Tenant shall not employ any person or persons other than the janitor staff of the Landlord for the purpose of cleaning and taking charge of the Premises and for such purposes the janitor of the Landlord shall be provided with a pass-key and shall be allowed admission into the Premises.

13. Should a directory board be provided by Landlord in the Building, said board will be installed in a conspicuous place and its capacity will be such that it may contain the numbers of rooms and names of the tenants, however, it shall not include other than the firm name of the Tenant, same to be provided at the Tenant's cost.

14. The Landlord shall not be responsible for any damage to the furniture, effects, goods or equipment of the Tenant while being transported or moved to and from the Premises or in the elevators, corridors, basement or other premises of the Landlord.

15. If any sign, advertisement or notice shall be inscribed, painted or affixed by the Tenant on any part of the Premises or Building without the prior written consent of the Landlord, the Landlord shall be at liberty to forthwith remove same at Tenant's expense. Interior signs on doors will be inscribed, painted or affixed for the Tenant by the Landlord at the expense of the Tenant and shall be of a size, color and style acceptable to the Landlord.

16. The Tenant shall not place any additional locks upon any doors of the Premises without written permission and shall not permit any duplicate keys to be made therefor, but shall use only additional keys obtained from the Landlord at the expense of the Tenant. The Tenant shall surrender to the Landlord at the termination of this Lease all keys to the Premises and the Building.

17. The Tenant shall not perform any acts which may injure the Premises or be a nuisance to other tenants of the Building and shall forthwith upon the request of the Landlord discontinue all acts or practices in violation of this regulation and repair any damage or injury to the Premises caused thereby.

18. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease of which these rules and regulations are a part.

19. The Landlord shall have the right to prohibit any advertising by the Tenant which, in its opinion, tends to impair the reputation or character of the Building and upon written notice from the Landlord, the Tenant shall refrain from or discontinue such advertising.

20. Canvassing, soliciting and peddling in the Building is prohibited and the Tenant shall co-operate to prevent the same.

21. The Tenant shall have no right to advertise by using the words "LIQUIDATION SALE", "AUCTION SALE", "FORCED TO VACATE", "GIVING UP LEASE", or "GIVING UP BUSINESS", or make use of terms and phrases denoting same or having similar meaning. The Landlord may remove such signs or advertising without any recourse in damages against the Landlord which the Tenant herein expressly waives.

22. The Tenant shall not install window shades, venetian blinds, curtains or drapes of any kind or description without the Landlord's prior written approval.

23. The Tenant shall not lay linoleum, rubber, cork or other floor coverings, without Landlord's prior written approval. If Landlord grants Tenant permission to lay such linoleum, rubber, cork or other floor coverings, same shall not come in direct contact with the floor and an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other adhesive which may be readily removed with water.

24. If any apparatus used or installed by the Tenant requires a permit as a condition for installation, the Tenant must file a true copy of such permit with the Landlord.

25. All persons entering and leaving the Building between the hours of 6:00 p.m. and 8:00 a.m. on Business Days and all persons entering and leaving the Building on Saturdays, Sundays, and holidays shall register in the books kept by the Landlord at or near the entrance. Between the hours of 6:00 p.m. and 8:00 a.m. on Business Days and on Saturdays, Sundays, and holidays, the Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the Premises to which such person seeks entrance, or a pass issued and signed by the Tenant upon the letterhead of the Tenant and countersigned by the Landlord. Any persons found in the Building at such time without such keys or passes will be subject to the surveillance of the employees and agents of the Landlord.

26. The Tenant undertakes to abide by and participate in any fire drills or other similar manoeuvres called or arranged by the municipality, fire department, or the Landlord for the security and protection of the Building and the tenants thereof.

27. The Landlord shall have the exclusive right to supply and sell or to cause to be supplied and sold all coffee, soft drinks, cigarettes, sandwiches and confections and to install or cause to be installed all vending machines, provided that the Tenant shall have the right to prohibit all such sales and installations in the Premises by giving notice in writing to that effect to the Landlord.

28. The Tenant shall not place any debris, garbage, trash or refuse or permit the same to be placed or left in or upon any part of the Building outside of the Premises except areas, if any, designated by Landlord from time to time for such purposes. If the Tenant is using perishable articles or generates wet garbage, the Tenant shall provide suitable storage facilities approved by the Landlord in writing. Wet garbage shall at no time be mixed with normal, dry, office waste.

29. The Tenant shall not permit or allow any odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of other tenants and occupants of the Building by the Tenant or the occupants and tenants thereof or their agents, servants, invitees or employees.

30. The Tenant undertakes to install and maintain at its cost fire extinguishers and such other fire protection equipment and fire-warning devices required or recommended by the Landlord's insurers or any governmental authority having jurisdiction over the Premises or the business conducted therein.

31. The Tenant, its employees and agents, shall not smoke in any or all of the common areas and facilities of the Building which the Landlord may, from time to time, designate to be non-smoking area.

32. In the event that in accordance with the terms and conditions of the Lease, exterior parking facilities are provided to Tenant, unless stipulated expressly to the contrary in the Lease, the Landlord reserves the right to at any time and from time to time designate the area or areas within which the Tenant must park and prohibit the Tenant from parking in any areas other than those so designated.

                                 Schedule "E"

                MINIMUM BUILDING STANDARDS FOR TENANT FINISHES

The tenant acknowledges that the Tenant's finishings of the premises will conform to the following (minimum) standards:

1.       PARTITIONING: Floor to underside of suspended ceiling, 1/2" drywall,
         ------------
         each side of 2-1/2" steel studs complete with sound insulation. All drywall surfaces are to be taped, sanded, and painted to the Tenant's choice of colours. Ceiling baffles, as required, to be of similar construction to partition. Note that where partition meets exterior wall, removable section of induction unit cabinets must remain free and removable and insulation must be placed within said unit in same plane as partition. As well, building standard lead lined, filler panel to be installed above induction unit between window mullion (no piercing fasteners) and partition, as well as continuing partition in same plane above sloped perimeter ceiling band where ceiling baffles are required.

2.       DOORS, FRAMES & HARDWARE: The building standard interior doors will be
         ------------------------
         3'0" (three feet, zero inches) 8'6" (eight feet, six inches) high, mahogany stained oak veneer solid core doors and solid mahogany stained oak frames 4-3/4" x 1-3/4") building standard stain and lacquer finish with Sargent building standard heavy duty lock and passage sets and (minimum) 1-1/2 pairs of 4-1/2" x 4" brushed stainless steel hinges. Glass sidelights if requested, to be framed as per door frames using 4" base. Tenant entrance door to be building standard solid mahogany stained oak or glass doors.

3.       ELECTRICAL TELEPHONE OUTLETS: Standard duplex wall-mounted electrical
         ----------------------------
         receptacles and telephone outlets and/or standard floor monuments, all to be fed from the underfloor electrical/telephone/data raceway system or ceilings (provided that in an organized conduit ceiling distribution).

4.       FLOORING: All floors to be finished in either building standard 4th
         --------
         generation, thirty-five (35) oz. nylon carpet, or 12" x 12" plain vinyl or vinyl composite tiles.

5.       BASES: Serged carpet base in carpet areas, vinyl or rubber cove base in
         -----
         vinyl or vinyl composite tiled areas.

6.       LIGHTING: Building standard 18 2/3" x 56" air handling recessed
         --------
         fluorescent fixture with two warm white tubes. Note that all building standard lighting is wired using Electroconnect modular wiring.

7.       TENANT IDENTIFICATION ON SUB-DIVIDED FLOORS: To be consistent with
         -------------------------------------------
         building standard tenant identification signage.

8.       SPRINKLERS: Sprinkler layouts must conform to City of Montreal
         ----------
         requirements and those of Factory Mutual and heads must be semi-recessed chrome, except in elevator lobby where the heads are recessed (Royal Flush).

9.       AIR CONDITIONING AND VENTILATION: Normal office air conditioning to be
         --------------------------------
         handled via air troffers integrated with air handling light fixture using non-supply fixtures for return air. Special air handling diffusers, if air quantities dictate, to be reviewed by Landlord.

10.      ELEVATOR  LOBBY FINISHES - FULL FLOOR  OCCUPANCY:  Full floor tenants
         -------------------------------------------------
         shall have the right to select hard finishes in the elevator lobby for floors, walls and elevator doors that is in conformity with the overall design of the premises for the entire floor. It is understood that reconstituted marble or reconstituted granite is not an acceptable finish. It is understood that the ceiling to be installed in the elevator lobby shall conform to the building standard vaulted design constructed of one layer of 1/2" drywall taped, sanded and painted with lighting provided by three centered building standard halogen hanging lights.

THE LANDLORD RESERVES THE RIGHT TO MAKE CHANGES AT HIS DISCRETION WITHOUT
NOTICE.

                                  SCHEDULE F
                                  ----------

                              SPECIAL CONDITIONS
                              ------------------

1.       OPTION TO CANCEL

         Provided Tenant is not in default in the performance of its obligations under this Lease, Tenant has one option to cancel this Lease effective on October 31, 2000. This option to cancel may only be exercised by written notice received by Landlord not later than June 30, 2000. If not exercised in such manner and within such delay, this option cancel shall be deemed conclusively to have been waived and to be null and void and never to have existed.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS SCHEDULE F ON THE DATE FIRST MENTIONED IN THE LEASE OF WHICH THIS SCHEDULE F FORMS A PART.

                                            CITE DE L'ILE DEVELOPMENT INC.

______________________________              Per: ______________________________
(Witness)                                   ("Landlord")

------------------------------
(Witness)

                                            NUANCE COMMUNICATIONS LIMITED

/s/ Signature Illegible                     Per: /s/ Signature Illegible
------------------------------              ------------------------------
Witness REBECCA JORDAN                      GRAHAM SMITH

/s/ Signature Illegible
------------------------------
Witness Toula Vertin

______________________________              Per: ________________________
Witness                                     ("Tenant")

______________________________Witness